EXHIBIT 99.1

Rock of Ages	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Corporation To Release Fourth Quarter Results
Wednesday, March 1, 2006
Webcast Set for 11:00 a.m. EST

    CONCORD, NEW HAMPSHIRE, February 23, 2006...ROCK OF AGES CORPORATION (NASDAQ/NMS:ROAC) announced today that it plans to release financial results for the fourth quarter and year ended December 31, 2005 at approximately 7:30 a.m. EST on Wednesday, March 1, 2006. Nancy Brock, Chief Financial Officer, and Kurt Swenson, the Chief Executive Officer, will discuss results for the quarter, the year end and the outlook for 2006.

    A simultaneous webcast of the conference call will be available from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21282112 after 1:00 p.m. EDT.

About Rock of Ages

    Rock of Ages (www.rockofages.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.